EXHIBIT 10.2

vAUDIT GROUP, INC.

2005 STOCK OPTION PLAN

1. PURPOSE. This Stock Option Plan (the “Plan”) is intended to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to vAudit Group, Inc., a California corporation (the “Corporation”), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation.

2. ADMINISTRATION.

2.1 Committee. The Plan shall be administered by the Board of Directors of the Corporation (the “Board of Directors”) or a committee of two or more members appointed by the Board of Directors (the “Committee”). If the Board of Directors does not appoint a Committee, reference to the Committee hereinbelow, shall mean the Board of Directors. At the time that the Corporation has a class of equity securities which are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is a publicly-held corporation under Internal Revenue Code Section 162(m), membership in the Committee is limited to Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act and outside directors as defined in Treasury Regulation § 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3 Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any “parent” or “subsidiary” of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Parent” or “Subsidiary”), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term “Corporation” shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete discretion and authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details /and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.4 Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code (“Incentive Options”) or options which are not intended to qualify under Section 422 of the Code (“Non-Qualified Options”); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

2.5 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3. ELIGIBILITY.

3.1 General. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary, relative to the Corporation’s, or any Parent’s or Subsidiaries’, management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit “A,” as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant.

3.2 Termination of Eligibility.

3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for “cause,” as hereinafter defined, or such optionee’s death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is “disabled,” as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, using the provisions set forth in Treasury Regulations Section 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of “cause,” as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, “cause” shall mean an optionee’s personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement. The Board of Directors shall have complete discretion and authority to determine whether the termination of the optionee is for cause.

3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee’s right to exercise such option had accrued at the time of the optionee’s death) at any time within six months after the optionee’s death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void; provided however, that the Committee may include in any option agreement a provision that the optionee’s shares will vest upon death of the optionee. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.4 Limitation on Incentive Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation’s authorized but unissued or acquired or reacquired common stock (the “Stock”). Subject to adjustment as provided in Section 6, the aggregate number of shares subject to outstanding options shall not exceed                      shares of Stock, provided that the maximum number of shares that may be issued subject to Incentive Options shall be                      shares of Stock. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement (“Stock Option Agreement”) in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1 Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

5.2 Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Option granted to any person who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

5.3 Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

5.4 Method of Exercise. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit “B,” as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof (“Exercise Date”), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5 Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date by certified or bank cashier’s check.

5.6 Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

5.7 Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

5.8 Vesting and Restrictions. The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that, except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or “vest” at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or “vest,” subject to reasonable conditions, at any time during any period established by the Corporation.

5.9 Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

6.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction, as determined by the Committee (“Capital Transaction”), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee or the options are repurchased pursuant to Section 8, all optionees will have the right, during the 30 days prior to such Capital Transaction, to exercise all vested options. Notwithstanding the foregoing, in the event there is a merger or consolidation where the Corporation is not the surviving corporation, all options granted under this Plan shall vest 30 days prior to such merger or consolidation unless such options are assumed by the successor corporation in such merger or consolidation. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 50% or more of the stock of the Corporation in any one-year period or a Capital Transaction.

6.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6 Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8. REPURCHASE OPTION.

8.1 The Corporation shall have the right to purchase all Stock held by an optionee or any unexercised option held by an optionee which has been obtained pursuant to the Plan, together with any rights, securities or additional stock that has been received pursuant to a stock dividend, stock split, reorganization or other similar transaction that has been received as a result of an employee option or Stock acquired pursuant thereto in the event (i) an optionee terminates his or her services with the Corporation, or any Parent or Subsidiary thereof, or (ii) the Corporation so elects, in the event of a Capital Transaction. The price paid for any unexercised option or Stock shall be the fair market value of such option or Stock as determined herein. The fair market value assigned to any option shall be the fair market value of the Stock as to which it is exercisable reduced by the exercise price. The parties shall first negotiate in good faith to reach an agreement as to the value of the option or Stock. Absent an agreement within 30 days, the parties shall select one appraiser to determine the value of the Stock. In the event the parties cannot agree as to an appraiser, then each party shall appoint one appraiser and the two appraisers shall jointly determine a third appraiser. In the event the two appraisers cannot determine a third appraiser, such third appraiser shall be appointed by a Judge of the Superior Court of the County of San Diego, California. Such appraisers shall make their determination of the fair market value of the Stock, and the average of the two appraisers whose valuations are closest to each other shall control. Any appraiser selected by any party shall be an appraiser experienced in the area of valuing similar stock. The Corporation and the optionee, or successor, shall each pay for one-half of the cost of any such appraisal. If the Corporation desires to purchase the Stock or options held by an employee as set forth in this Section, then the Corporation shall provide written notice to such optionee at such optionee’s last known address within 90 days after the termination of such optionee’s employment, or at least 30 days prior to a Capital Transaction.

8.2 The Committee may assign the Corporation’s repurchase option under this Section to any person selected by the Committee including one or more of the shareholders of the Corporation.

8.3 The repurchase option set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation’s Stock registered under the Securities Act of 1933, as amended (the “Act”).

9. RIGHT OF FIRST REFUSAL.

9.1 Stock issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an employee option or stock acquired pursuant thereto shall be subject to a right of first refusal by the Corporation in the event the holder of such shares proposes to sell, pledge or otherwise transfer said shares or any interest in said shares to any person or entity. Any holder of shares of Stock (or other securities) acquired under the Plan desiring to transfer such Stock (or other securities) or any interest therein shall give written notice to the Corporation describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Corporation and the holder of such shares, repurchases by the Corporation under this Section shall be at the proposed price and terms specified in the notice to the Corporation. The Corporation’s rights under this Section shall be freely assignable.

9.2 If the Corporation fails to exercise its right of first refusal within 30 days from the date upon which the Corporation received the shareholder’s written notice, the shareholder may, within the next 90 days, conclude a transfer of the exact number of shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Corporation’s right of first refusal. If the Corporation exercises its right of first refusal, the shareholder shall endorse and deliver to the Corporation the stock certificates representing the shares being repurchased, and the Corporation shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The holders of shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase.

9.3 No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession.

9.4 The right of first refusal set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation’s Stock registered under the Securities Act of 1933, as amended (the “Act”).

9.5 Any attempted transfer of any Stock or securities subject to this right of first refusal which is not made in compliance with this Section shall be null and void.

9.6 The Committee may assign the Corporation’s repurchase option under this Section to any person selected by the Committee including one or more or the shareholders of the Corporation.

10. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

11. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

12. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

14. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

15. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

16. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any Stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

17. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee’s judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

18. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

19. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the “Act”) and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

20. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear the following legends giving notice of restrictions on transfer under the Act and this Plan, as follows:

20.1 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINON OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

20.2 THE SALE, TRANSFER, HYPOTHECATION, OR ENCUMBRANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A STOCK OPTION AGREEMENT DATED                      AND A STOCK OPTION PLAN DATED                     , 2005, A COPY OF WHICH MAY BE INSPECTED AT THE CORPORATION’S PRINCIPAL OFFICE.

20.3 Any other legends required by applicable securities laws as determined by the Committee.

21. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

22. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

As adopted by the Board of Directors as of                     , 2005.

vAudit Group, Inc., a California corporation

Robert Schulte, CEO

EXHIBIT A

Date:                     , 200

vAudit Group, Inc.

8745 Aero Drive, Suite 308

San Diego, CA 92123

Re: 2005 Stock Option Plan

To Whom It May Concern:

This letter is delivered to vAudit Group, Inc., a California corporation (the “Corporation”), in connection with the grant to                      (the “Optionee”) of an option (the “Option”) to purchase shares of common stock of the Corporation (the “Stock”) pursuant to the vAudit Group, Inc. 2005 Stock Option Plan dated                     , 2005 (the “Plan”) and a Stock Option Agreement dated                      (the “Agreement”). The Optionee understands that the Corporation’s receipt of this letter executed by the Optionee is a condition to the Corporation’s willingness to grant the Option to the Optionee.

The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them in the Corporation’s determination of whether the grant of the Option meets the requirements of the “private offering” exemption provided in Section 25102(f) of the California Corporations Code and certain exemptions provided under the Securities Act of 1933, as amended.

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Option and the Stock will be acquired by the Optionee for investment only, for the Optionee’s own account, and not with a view to or for sale in connection with any distribution of the Option or the Stock. The Optionee will not take, or cause to be taken, any action which would cause the Optionee, or any entity or person affiliated with the Optionee, to be deemed an underwriter with respect to the Option or the Stock.

3. The Optionee either:

a.	has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the Optionee to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

EXHIBIT “A”

b.	by reason of the Optionee’s business or financial experience, or the business or financial experience of the Optionee’s professional advisor who is unaffiliated with and is not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, the Optionee has the capacity to protect the Optionee’s interests in connection with the grant of the Option and the purchase of the Stock.

4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee. The Optionee is able to bear the economic risk of an investment in the Option and the Stock.

5. The grant of the Option has not been accompanied by the publication of any advertisement.

6. The Optionee understands and acknowledges that the Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, or qualified under the California Corporate Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration requirements of federal and applicable state securities laws unless an exemption from such laws is available. The Optionee understands that the certificate representing the Stock shall bear the legends set forth in the Plan.

7. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

8. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

9. The Optionee is a resident of the State of                     .

10. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

The foregoing representations and warranties are given on                     , 200     at                                                          .

OPTIONEE:

EXHIBIT “A”

EXHIBIT B

Address of Optionee:

Date:                     , 200

vAudit Group, Inc.

8745 Aero Drive, Suite 308

San Diego, CA 92123

Re: 2005 Stock Option Plan

To Whom It May Concern:

I (the “Optionee”) hereby exercise my right to purchase                      shares of common stock (the “Stock”) of vAudit Group, Inc., a California corporation (the “Corporation”), pursuant to, and in accordance with, the vAudit Group, Inc. 2005 Stock Option Plan dated                      (the “Plan”) and Stock Option Agreement (the “Agreement”) dated                     , 200    . As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (spouse)                     , as                      (style of vesting)).

1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2. The Optionee either:

a. has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons of a nature and duration as would allow the undersigned to be aware of the character, business acumen, general business and financial circumstances of the Corporation or of the person with whom such relationship exists; or

b. by reason of the Optionee’s business or financial experience or the business or financial experience of the Optionee’s professional advisor(s) who is (are) unaffiliated with and is (are) not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, has the capacity to protect the Optionee’s interests in connection with the purchase of nonqualified stock options of the Corporation and Stock issuable upon the exercise thereof.

EXHIBIT “B”

3. The Optionee is able to bear the economic risk of his investment in the stock options of the Corporation and the Stock issuable upon exercise thereof.

4. The Optionee acknowledges that an investment in the Corporation represents a speculative investment and a high degree of risk. The Optionee acknowledges that the Optionee has had the opportunity to obtain and review all information from the Corporation necessary to make a reasonably informed investment decision and that the Optionee has had all questions asked of the Corporation answered to the reasonable satisfaction of the Optionee.

5. The grant of Options for Stock and the exercise of the Options has not been accompanied by the publication of any advertisement.

6. The Optionee understands and acknowledges that the Stock has not, and will not, be registered under the Securities Act of 1933, as amended, or qualified under the California Securities Law of 1968. The Optionee understands and acknowledges that the Stock may not be sold without compliance with the registration and qualification requirements of federal and applicable state securities laws unless exemptions from such laws are available. The Optionee understands that the certificate representing the Stock shall bear the legends set forth in the Plan.

7. The Optionee is a resident of the State of                                                                      .

8. The Optionee hereby is purchasing for the Optionee’s own account and not with a view to or for sale in connection with any distribution of the stock options of the Corporation or any Stock issuable upon exercise thereof.

The foregoing representations and warranties are given on                     , 200     at                     .

OPTIONEE:

EXHIBIT “B”

AMENDMENT TO 2005 STOCK OPTION PLAN

This Amendment to the 2005 Stock Option Plan of the vAudit Group, Inc. is made as of November 17, 2006.

RECITALS

A. vAudit Group, Inc. (the “Corporation”) adopted a 2005 Stock Option Plan dated July 14, 2005 (the “Plan”).

B. The Corporation desires to amend the Plan as hereinafter provided.

AMENDMENT

1. Section 3.2.1 of the Plan is amended by deleting the sentence which reads “Any option that is not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void” and the following substituted in its place and stead:

“Subject to any provision in an applicable Stock Option Agreement issued pursuant to Section 5.8, any option that is not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void.”

2. Section 4 of the Plan is hereby deleted and the following substituted in its place and stead.

“Identification of Stock. The Stock, as defined herein, subject to the options shall be shares of the Corporation’s authorized but unissued or acquired or reacquired common stock (the “Stock”). Subject to adjustment as provided in Section 6, the aggregate number of shares subject to outstanding options shall not exceed 1,800,000 shares of Stock, provided that the maximum number of shares that may be issued subject to Incentive Options shall be 800,000 shares of Stock. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 50% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.”

As adopted by the Board of Directors as of November 17, 2006.

VAUDIT GROUP, INC., A California corporation

By:	/s/ Larry Wolfe
Larry Wolfe, President and CEO

AMENDMENT TO THE

TAXCIENT, INC. (f/k/a vAudit Group, Inc.)

2005 STOCK OPTION PLAN

This Amendment amends the Taxcient, Inc. 2005 Stock Option Plan (the “Plan”) of Taxcient, Inc. (flea vAudit Group, Inc.), a California corporation (the “Corporation”), as previously amended, effective January     , 2009. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.

WITNESSETH:

WHEREAS, pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of January     , 2009, the Board of Directors determined it to be in the best interests of the Corporation to amend the Plan to increase the number of shares of Stock authorized for issuance thereunder by Four Hundred Thousand (400,000) shares1;

NOW, THEREFORE, be it resolved that the Plan is hereby amended as follows:

1. Stock Subject to the Plan. Section 4 of the Plan is hereby amended to read in its entirety as follows:

IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation’s authorized but unissued or acquired or reacquired common stock (the “Stock”). Subject to adjustment as provided in Section 6, the aggregate number of shares subject to outstanding options shall not exceed 2,200,000 shares of Stock, provided that the maximum number of shares that may be issued subject to Incentive Options shall be 1,200,000 shares of Stock. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

2. Approval of Amendment. To record the adoption of this Amendment to the Plan by the Board of Directors as of January     , 2009, and the approval by the shareholders of this Amendment as of January     , 2009, the Company has caused its authorized officer to execute the same.

TAXCIENT, INC., a California corporation

By:	/s/ Paul Bergholm
Paul Bergholm
Chief Financial Officer

[1]	Prior to the effectiveness of this Amendment, 1,800,000 shares of Stock were subject to the Plan.

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE OF SUCH OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS NOT REQUIRED TO COMPLY WITH THE ACT AND BLUE SKY LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

vAUDIT GROUP INC.

STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

1.1 Option. On the terms and conditions set forth in the 2005 Stock Option Plan (the “Plan”) and this Stock Option Agreement (“Agreement”), vAudit Group, Inc., a California corporation (the “Corporation”) grants to                     , ☐ an Employee or ☐ an Outside Director or ☐ a Consultant (the “Optionee”), on             ,20     (the “Date of Grant”), the option to purchase                      (                ) shares of Common Stock (the “Option Shares”), at the Exercise Price per share of $             (the “Exercise Price”) (not to be less than eighty-five percent [85%] of Fair Market Value, or one hundred percent [100%] of Fair Market Value for Ten Percent Holders). This Option is intended to be ☐ an ISO (Employees only) or ☐ an NQSO. This Option will expire ☐ sixty (60) months after the Date of Grant (maximum for an ISO granted to a Ten Percent Holder) or ☐ one hundred twenty (120) months after the Date of Grant (maximum) or ☐                                         . Vesting of this grant shall commence on             ,20     (“Initial Vest Date”).

1.2 Stock Plan and Defined Terms. This Option is granted pursuant to the Plan, a copy of which is has been provided to the Optionee, and the Optionee acknowledges having received and reviewed the Plan. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not otherwise defined in this Agreement are defined in the Plan.

SECTION 2. RIGHT TO EXERCISE.

2.1 Exercisability and Vesting. This Option shall become exercisable and vest ☐ twenty percent (20%) on the first anniversary of the Initial Vest Date and thereafter in a series of four (4) successive equal annual installments at the end of each of the next four (4) years (minimum for employees; vesting period may be longer officers, directors and Consultants), ☐ twenty-five percent (25%) on the first anniversary of the Initial Vest Date, and thereafter in a series of thirty-six (36) successive equal monthly installments, or ☐ in a series of forty-eight (48) successive equal monthly installments starting on the Initial Vest Date (or 2.0834% per month). Vesting at the end of each annual or monthly period shall occur only if Optionee is an employee, outside director or consultant, respectively, of the Corporation at the time that such vesting is to occur.

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SECTION 3. EXERCISE PROCEDURES.

3.1 Notice of Exercise; Payment. The Optionee or the Optionee’s representative may exercise this Option by giving written notice of such Optionee’s election to exercise this Option in substantially the form of Stock Option Exercise Notice attached to this Agreement as Exhibit A to the Corporation with payment in cash for the full amount of the aggregate Exercise Price; provided, however, that at the time of exercise the Corporation may, in its sole discretion, permit another form of payment referenced in Section 7.5 of the Plan.

3.2 Issuance of Shares. After receiving a proper notice of exercise, the Corporation shall cause to be issued a certificate or certificates for the shares of Common Stock as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and such person’s spouse as community property or as joint tenants with right of survivorship).

3.3 Withholding Taxes. As a condition to the exercise of this Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the vesting or the disposition of shares of Common Stock acquired by exercising this Option.

3.4 Fractional Shares. The Corporation shall not be required to issue fractional Shares upon exercise of this Option.

3.5 Section 83(b) Election. The Optionee shall provide the Corporation with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”) in connection with an exercise prior to vesting of the Option made pursuant to Section 2.2 hereof. If the Optionee makes a timely 83(b) Election, the Optionee shall immediately pay the Corporation any amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

SECTION 4. MISCELLANEOUS PROVISIONS.

4.1 Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon receipt. Such notice shall be given by personal delivery or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Corporation at its principal executive office and to the Optionee at the address that such Optionee most recently provided to the Corporation.

4.2 Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties to this Agreement with regard to the subject matter of this Agreement. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Agreement. In the event of

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any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall prevail. Any dispute or disagreement which may arise under, as a result of, or pursuant to, this Agreement shall be finally and conclusively determined by the Corporation in its sole discretion, such determination to be binding upon all parties.

4.3 No Waiver or Amendment. This Agreement may not be amended or modified except with the signed, written consent of the parties to such amendment or modification. No right shall be deemed waived without the written consent of the party charged with waiving such right. The Corporation may at any time terminate or amend the plan in accordance with the terms thereof; provided, however, that no such termination or amendment may adversely affect the Optionee’s rights under this Agreement.

4.4 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, exclusive of its conflicts of laws provisions.

4.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.6 Further Assurances. The parties shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

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SECTION 5. EXECUTION.

By the Optionee’s signature and the signature of the Corporation’s representative below, the Optionee and the Corporation agree that this Option is granted under and governed by the terms and conditions of this Agreement and the Plan, a copy of which has been provided to the Optionee and is hereby made a part of this Agreement.

OPTIONEE:	CORPORATION:

vAudit Group, Inc.

By:

Name:	Name:

Address:	Title:

CONSENT OF SPOUSE:

I,                                         , spouse of                                         , the Optionee, have read and approve the foregoing Agreement. In consideration of granting the Option to my spouse as set forth in the Agreement, I hereby appoint my spouse as may attorney in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares of Common Stock issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated:	Signature:

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EXHIBIT A

Please note: Exercising an option to purchase shares of stock is complex. Please allow time to consult a financial advisor and a tax advisor before you make a decision to exercise. Also, please contact Stock Plan Administrator at legal@avalara.com at least one week prior to the date of option exercise (at the very latest) in order to receive disclosure documents and for assistance to complete the forms and correctly calculate how much you will need to pay (or have withheld from a paycheck, if applicable) to cover the option and estimated withholding taxes under the terms of the Plan and your Option Agreement as detailed in this Notice.

☐ Incentive Stock Option	Optionholder Name (print):

☐ Nonstatutory Stock Option	Date:

NOTICE OF EXERCISE OF STOCK OPTION

Avalara, Inc.

100 Ravine Lane N.E., Suite 220

Bainbridge Island, WA 98110

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Avalara, Inc. (the “Company”) pursuant to the Company’s (choose one) ☐ 2006 Equity Incentive Plan or ☐ 2004 Equity Incentive Plan or the ☐ Taxcient, Inc. 2005 Stock Option Plan (each, a “Plan”), my Stock Option Agreement (the “Option Agreement”) and/or my Notice of Grant of Stock Option (the “Notice”), as follows:

Date of Option Grant:

Total Number of Option Shares Granted:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of with are Vested Shares in accordance with the Notice and/or Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares x Price Per Share):	$

Certificate(s) to be issued in the name of:

3. Payments. Form of payment enclosed [check all that apply]:

☐	Check for $ , made payable to “AVALARA, INC.”

☐	Cashless Exercise. (These shares will be valued as of the date when this notice is received by the Company.)

☐	Other permitted method pursuant to terms applicable to grant. If other, describe:

4. Optionholder Information.

My address is set forth below.

5. Acknowledgments and Representations.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.

I understand and acknowledge that, as a condition to my receipt of the Shares, I may be required to execute additional agreements, such as a shareholder agreement, right of first refusal and co-sale agreement, voting agreement and/or otherwise, which may subject the Shares to additional restrictions with regards to transfer, voting or otherwise.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, my Option Agreement and/or Notice, copies of which I have received and carefully read and understand.

6. Electronic Transmission for Shareholder Notices. By providing Optionholder’s email address below, if and when Optionholder exercises this Option with respect to any of the Shares, Optionholder hereby consents to receive electronically transmitted notices for any and all purposes under the Washington Business Corporation Act at the email address provided or as subsequently modified by written notice. Unless otherwise required by law, such electronic notice, if sent during normal business hours of the recipient, will be effective on the next business day.

Very truly yours,

(Print Name)

Address:

Email:

Receipt of the above is hereby acknowledged.

AVALARA, INC.

By:

Title:

Dated:

ELECTION PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulations Section 1.83-2.

(1)	The person who performed the services is:

Name:

Address:

Social Security No.:

Taxpayer Ident. No.:

Taxable Year:

(2)	The property with respect to which the election is being made is shares of Common Stock of vAudit Group, Inc..

(3)	The property was issued on , 20 .

(4)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(5)	The amount paid for such property is $ per share.

(6)	A copy of this statement was furnished to vAudit Group, Inc., for whom the taxpayer rendered the service underlying the transfer of property.

Tax Payer:

Name of Spouse (if any):

Dated: , 20 .

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